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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of United Parcel Service, Inc. on Form S-8 of our report dated January 30, 2001, appearing in the Annual Report on Form 10-K of United Parcel Service, Inc. for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectuses, which are part of this Registration Statement.


/s/ Deloitte & Touche LLP
Atlanta, Georgia
July 12, 2001